                                                                     Exhibit 4.6





                   SUBSCRIPTION AND STOCK PURCHASE AGREEMENT


         SUBSCRIPTION AND STOCK PURCHASE AGREEMENT, dated as of the date set forth on the signature pages hereto, between Telechips Corporation, a Nevada corporation, with its principal offices at 1575 Delucchi Lane, Reno, Nevada 89502 (the "Company"), and the SUBSCRIBER specified on the signature page hereof (the "Subscriber" and, collectively, with other Subscribers executing a copy of this Agreement, the "Subscribers").


                                   BACKGROUND

         The Company is offering, pursuant to the Company's Private Placement Memorandum, as supplemented by Supplement dated October 18, 1994 and Second Supplement dated March 23, 1995 (as supplemented, the "Memorandum") and on the terms and conditions hereinafter set forth, a minimum of seven (7) and a maximum of twenty (20) (subject to adjustment as set forth in the Memorandum) units (each, a "Unit") made up of its capital stock, each consisting of 40,000 shares of Series A Common Stock, par value $0.01 per share, of the Company ("Common Stock") and 50,000 shares of Series A 10% Redeemable Preferred Stock, par value $1.00 per share, of the Company (the "Series A Redeemable Preferred Stock"), at a purchase price of $100,000 per Unit (the "Unit Offering"). The Subscriber wishes to subscribe for the number of Units specified on the signature page hereto on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE I

                             SUBSCRIPTION FOR UNITS

         1.1 SUBSCRIPTION. Subject to the terms and conditions hereof and as more fully described in the Memorandum, the Subscriber hereby subscribes for and agrees to purchase the number of Units, or portions of a Unit, specified on the signature page hereto as a purchase price of $100,000 per Unit.

         1.2 ACCEPTANCE OR REJECTION OF SUBSCRIPTION IN WHOLE OR IN PART. This Agreement shall not become effective against the Company until executed by it and delivered to the Subscriber. Prior to such execution, the Company may reject the Subscriber's subscription in its entirety, or in part, in its sole discretion. The purchase price is payable by certified or bank check made payable to "United States Trust Company of New York - Special Account Re:
Telechips Corporation", as escrow agent, contemporaneously with the execution and delivery of this Subscription and Stock Purchase Agreement. The Certificates for the Common Stock and Preferred Stock will be delivered by the Company within 10 days following the consummation of this offering as set forth in Section 5.1 hereof.

         1.3 SUBSCRIPTION PERIOD. The subscription period will begin as of September 8, 1994 and will terminate at 11:59 p.m., Eastern time, on October 31, 1994, unless extended by the Company and D. H. Blair Investment Banking Corp. (the "Placement Agent") (the "Termination Date").

         1.4 SEGREGATED BANK ACCOUNT. All funds hereunder shall be deposited by the Placement Agent in a segregated non-interest bearing bank account maintained by it.


                                   ARTICLE II

               REPRESENTATIONS OF THE SUBSCRIBER; INDEMNIFICATION

         2.1 REPRESENTATIONS. The Subscriber hereby represents, warrants and agrees as follows:

                 (a)      POWER AND AUTHORITY.  If the Subscriber is an entity,
(i) the Subscriber is authorized to (A) enter into this Agreement, (B) perform its obligations under this Agreement and (C) consummate the transactions that are subject to this Agreement; (ii) the person signing this Agreement on behalf of the Subscriber has been duly authorized to execute and deliver this Agreement and all other instruments executed and delivered on behalf of the Subscriber in connection with the purchase of the Unit(s); (iii) the signature of the person signing this Agreement is binding upon the Subscriber; and (iv) the Subscriber was not organized for the purpose of entering into this Agreement of acquiring the Units. If the Subscriber is an individual, the Subscriber is at least 21 years of age.

                 (b) COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not conflict with, or result in any violation of or default under, any provision of the charter, bylaws, trust agreement, partnership agreement or other organizational document, as the case may be, if the Subscriber is an entity, of the Subscriber or any agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its





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
properties is bound, or any permit, franchise, judgment, decree, statute, rule or regulation applicable to the Subscriber or its business or properties.

                 (c) ACCREDITED INVESTOR. The Subscriber is an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act")), as indicated by his responses to the Confidential Investor Questionnaire.

                 (d) INVESTMENT INTENT. The Subscriber will acquire the Units for his, her or its own account for investment and not with a view to distribution, resale, subdivision or fractionalization thereof, and the Subscriber has no present plans to enter into any contract, undertaking, agreement or arrangement for distribution, resale, subdivision or fractionalization of the Units.

                 (e) NO GENERAL SOLICITATION. The Subscriber is unaware of, and is in no way relying on, any form of general solicitation or general advertising in connection with the offer and sale of Units. The Subscriber is purchasing the Units without being furnished any offering or sales literature or prospectus other than the Memorandum.

                 (f) ACCESS. The Subscriber has received and carefully reviewed the Memorandum and all exhibits thereto and the terms of this Agreement. The Subscriber acknowledges that the Company has made available to the Subscriber or its representatives all agreements, documents, records and books that the Subscriber or its representatives have requested relating to an investment in the Units, that all documents which could be reasonably provided have been made available for his inspection and review and that such information and documents have, in his opinion afforded him with all the same information that would be provided pursuant to a Registration Statement filed with the Securities and Exchange Commission in accordance with the Act. The Subscriber has had an opportunity to ask questions of, and receive answers from, a person or persons acting on behalf of the Company, concerning the terms and conditions of this investment, and answers have been provided to all of such questions to the full satisfaction of the Subscriber. No oral representations have been made or oral information furnished to the Subscriber or its representatives in connection with the offering of the Units which were in any way inconsistent with the Memorandum.

                 (g) NO REGISTRATION. The Subscriber acknowledges that, in reliance upon applicable exemptions, neither the Units nor the securities of the Company represented thereby have been registered under the Act, or any state securities laws. Accordingly, no Units or securities represented thereby may be sold, pledged, hypothecated or otherwise transferred unless registered under the Act and any applicable state securities laws, or any exemption from such registration is available, and such transfer is expressly permitted hereby. The Company has no obligation to register any of the securities being offered hereunder except as set forth in Article IV herein.





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                 (h)      ECONOMIC LOSS AND SOPHISTICATION.  The Subscriber (i)
has adequate means of providing for his, her or its current needs and possible personal contingencies, (ii) has no need for liquidity in this investment,
(iii) can bear the economic risk of losing his, her or its entire investment in the Units, (iv) does not have an overall commitment to investments which are not readily marketable that is disproportionate to his, her or its net worth, and the Subscriber's investment in the Units will not cause such overall commitment to become disproportionate to his, her or its net worth, and (v) recognizes the highly sensitive nature of this investment. The Subscriber has prior investment experience, including investment in nonlisted and non-registered securities, and has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the risks and merits of this investment, and it has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company and to evaluate the merits and risks of such an investment in the Company.

                 (i) PRINCIPAL PLACE OF BUSINESS OR RESIDENCE. The address set forth on the signature page to this Agreement is the Subscriber's true and correct principal place of business or residence, if an individual, and the Subscriber has no present intention of moving its principal place of business or residence, as the case may be, to any other state or jurisdiction.

                 (j) NO FEES. Neither the Subscriber, nor anyone acting on the Subscriber's behalf, has taken any action which has resulted, or will result, in any claims for brokerage commission or finders' fees by any person in connection with the transaction contemplated by this Agreement.

                 (k) NEW ENTERPRISE. The Subscriber recognizes that the Company is newly organized and has no financial or operating history and that investment in the Units involves significant risks, including those set forth under the caption "Risk Factors" in the Memorandum. The Subscriber further recognizes that (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Units, (ii) an investor may not be able to liquidate this investment, (iii) transferability of the Units and securities represented thereby is extremely limited, (iv) in the event of a disposition, the investor could sustain a loss of this entire investment, and (v) the Company will require additional significant financing in order to continue its business.

                 (l) NO REVIEW OF MEMORANDUM. The Subscriber understands that the Memorandum will not be filed with or reviewed by any state securities regulatory authority or the Securities and Exchange Commission. The Subscriber agrees that he, she or it will not transfer the Units without registration thereof under applicable Federal and state securities or "blue sky" laws unless such transfer is exempt from registration under such laws.





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
                 (m) NO MARKET FOR UNITS. The Subscriber realizes that he, she or it may not be able to sell or dispose of the Units or any securities represented thereby as there will be no public market therefor. In addition, the Subscriber understands that the right to transfer the Units or any securities represented thereby will be subject to the conditions set forth herein including restrictions against transfer without first having offered the Units or the securities proposed to be transferred to the Company.

                 (n) INFORMATION PROVIDED BY SUBSCRIBER. All information which the Subscriber has provided to the Company, including all information contained in the Investor Questionnaire which is attached hereto as Schedule I, concerning itself, its financial position, and its knowledge of financial and business matters, is correct and complete as of the date set forth on the signature page hereof and, if there should be any adverse change in such information prior to acceptance hereof by the Company, he, she or it will immediately provide the Company with such information.

                 (o) CRIMINAL HISTORY. Neither the Subscriber nor, if the Subscriber is an entity, any of its partners, officers, directors or five percent or more shareholders, has been convicted of a crime constituting a felony.

                 (p) NO PROMISE OF EMPLOYMENT BY COMPANY. The Subscriber understands and acknowledges that the subscription for and purchase of the Units shall in no way be construed as granting the Subscriber any right to employment by the Company or any of its affiliates.

                 (q) NO PUBLIC MARKET. The Subscriber understands that there is no public market for the securities comprising the Units. The Subscriber understands that even if a public market develops for the Company's Units, Rule 144 (the "Rule") promulgated under the Act requires, among other conditions, a two year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. The Subscriber understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the securities comprising the Units under the Act with the exception of certain registration rights set forth in Article IV herein. The Subscriber consents that the Company may, if it desires, permit the transfer of the securities comprising the Units out of his name only when his request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state "blue sky" laws (collectively "Securities Laws"). The Subscriber agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all





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
liabilities, costs and expenses incurred by them as a result of any misrepresentation made by him contained herein or in the Confidential Investor Questionnaire or any sale or distribution by the undersigned Subscriber in violation of any Securities Laws.

                 (r) LEGEND. The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Preferred Stock and Common Stock comprising his Units stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof.

                 (s) SUBSCRIBER REVIEW; REJECTION OF SUBSCRIPTION. The Subscriber understands that the Company will review this Subscription Agreement and the Confidential Investor Questionnaire and is hereby given authority by the undersigned to call his bank or place of employment or otherwise review the financial standing of the Subscriber; and it is further agreed that the Company reserves the unrestricted right to reject or limit any subscription and to close the offer at any time.

                 (t) NASD MEMBER FIRM. The Subscriber acknowledges that if he is a Registered Representative of an NASD member firm, he must give such firm the notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

                 (u) INDEPENDENT INVESTIGATION. The Subscriber hereby represents that, except as set forth herein and in the Memorandum, no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company and in entering into this transaction, the Subscriber is not relying on any information, other than that contained herein and in the Memorandum and the results of Subscriber's own independent investigation.

         2.1 INDEMNIFICATION. The Subscriber acknowledges that he, she or it understands the meaning and legal consequences of the representations and warranties contained in this Article II and that the Company, its officers, directors, agents and representatives have relied upon such representations and warranties. The Subscriber agrees to indemnify and hold harmless the Company, its officers, directors, agents and representatives, or anyone acting on their behalf, from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) which they may incur by reason of the failure of the Subscriber to fulfill any of the terms or conditions of this Agreement or by reason of any breach of the representations and warranties made by the Subscriber herein or in any documents provided by the Subscriber to the Company.





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                                  ARTICLE III

                            RESTRICTIONS ON TRANSFER

         3.1 RESTRICTIONS ON TRANSFER. The Subscriber acknowledges and agrees that no Units or any securities represented thereby may be sold, conveyed or otherwise transferred unless (a) expressly permitted under Section
3.2 or 3.3 hereof, (b) the transferee thereof shall agree in writing to be bound by, and any Units or securities represented thereby transferred to such transferee will be held by such transferee subject to, the terms and condition of this Agreement and (c) such Units or securities shall have been registered under all applicable securities laws or the Company shall have received an opinion of counsel to Subscriber reasonably acceptable to the Company that such registration is not required.

         3.2 PERMITTED TRANSFEREES. A Subscriber may transfer all or any portion of the Units or securities represented thereby to (a) any entity which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Subscriber, (b) any executive officer, director, shareholder or partner of such Subscriber, (c) the spouse or any issue or adopted child of such Subscriber or (d) a trust (inter vivos or testamentary) primarily for the benefit of any person referred to in (c) above.

         3.3 TERMINATION OF RESTRICTIONS. The obligations of the Subscriber pursuant to this Article III shall terminate upon the consummation of a public offering of the securities of the Company pursuant to a registration statement filed pursuant to the Act (other than a registration statement on Form S-8 or any successor form). Notwithstanding the foregoing, the Subscriber understands that the Company has no commitments or the like with respect to an initial public offering or any other type of future financing.


                                   ARTICLE IV

                              REGISTRATION RIGHTS

         4.1 DEMAND REGISTRATION. To the extent that any Registrable Securities (as defined below) have not been registered in the Company's initial public offering of the Company's equity securities (the "IPO"), if at any time after six (6) months following the closing of the IPO but not more than four
(4) years from the Termination Date, the Company shall receive a written request therefor (the "Demand Notice") from any record holder or holders of an aggregate of more than fifty percent (50%) of the holders of Series A Common Stock sold in the Unit Offering then outstanding (the "Requesting Holders"), the Company shall prepare and file with the SEC a registration statement under the Act covering the Series A Common Stock (the "Registrable Securities") which are the subject of such request and shall use its best efforts to cause such registration statement to become





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
effective. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of Series A Common Stock that such registration is to be effected. The Company shall include in such registration statement such Registrable Securities for which it has received written requests to register by such other record holders within thirty (30) days after the delivery of the Company's written notice to such other record holders.

                 In the event that at the time of the Demand Notice the Company is in the process of preparing a registration statement under the Act relating to an underwritten public offering, then no holder of securities of the Company, including Requesting Holders may include securities in such registration if in the good faith judgment of the managing underwriter of such public offering the inclusion of such securities would interfere with the successful marketing of the securities being underwritten. Shares to be excluded from an underwritten public offering shall be selected in a manner provided in Section 4.2 below. To the extent only a portion of the Registrable Securities held by a Requesting Holder is included in the underwritten public offering, a registration statement covering those Registrable Securities which are excluded from the underwritten public offering will be filed within 120 days of the consummation of the underwritten public offering.

                 The obligation of the Company under this Section 4.1 shall be limited to one registration statement. The Company shall pay the expenses described in Section 4.5 for the registration statement filed pursuant to this
Section 4.1, except for underwriting discounts and commission and legal fees of the Requesting Holders, which shall be borne by the Requesting Holders.

         4.2     "PIGGYBACK" REGISTRATION RIGHTS

                 If the Company shall determine to proceed with the actual preparation and filing (i) a registration statement relating to an IPO or (ii) an additional registration statement under the Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form) from and after six (6) months following the closing of an IPO but not more than four (4) years from the Termination Date, then the Company will give written notice of its determination to all record holders of the Registrable Securities. Upon the written request from the Requesting Holders (as defined in Section 4.1) within thirty (30) days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all such Registrable Securities to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered; provided, further, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section 4.2 shall be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section 4.2 be included in the underwriting on the





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same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the Registrable Securities requested for inclusion pursuant to this Section 4.2 together with any other shares which have similar piggyback registration rights (such shares and the Registrable Securities being collectively referred to as the "Requested Stock") would (a) in the case of a public offering that is not the IPO, constitute more than 15% of the total number of shares to be included in a proposed underwritten public offering, and (b) in the case of an IPO or any other public offering, if in the good faith judgment of the managing underwriter of the IPO or such public offering the inclusion of all of the Requested Stock originally covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration or excluded in their entirety if so required by the underwriter. To the extent only a portion of the Requested Stock is included in the underwritten public offering, those shares of Requested Stock which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 120 days, which the managing underwriter reasonably determined is necessary in order to effect the underwritten public offering.

                 The obligation of the Company under this Section 4.2 shall be limited to two (2) registration statements.

         4.3 LOCK UP PROVISION. In connection with the Company's IPO, the Subscriber hereby agrees to be subject to the lock-up for 180 days or such longer period following the IPO as required by the underwriter(s) of the IPO. During such period, Subscriber agrees not to sell any shares of Common Stock without the prior written consent of the underwriter(s).

         4.4 REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 4.1 or 4.2 to effect the registration of Registrable Securities under the Act, the Company will:

                 (a) prepare and file with the SEC a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed three months;

                 (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed three months;

                 (c) furnish to the security holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the





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
registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                 (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;


                 (e) notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                 (f) notify such holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                 (g) prepare and file with the SEC promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of Common Stock by such holder;

                 (h) prepare and promptly file the SEC and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

                 (i) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.





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
         4.5     EXPENSES.

                 (a) With respect to each registration requested pursuant to Section 4.1 hereof, and with respect to each inclusion of Registrable Securities in a registration statement pursuant to Section 4.2 hereof, all fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified in paragraph (b) below) in connection therewith shall be borne by the Company, provided, however, that any security holders participating in such registration shall bear their pro rata share of the underwriting discount and commissions and transfer taxes.

                 (b) The fees, costs and expenses of registration to be borne by the Company as provided in paragraph (a) above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in 4.5(a) above). Fees and disbursements of counsel and accountants for the selling security holders and any other expenses incurred by the selling security holders not expressly included above shall be borne by the selling security holders.

         4.6     INDEMNIFICATION.

                 (a) The Company will indemnify and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Sections 4.1 or 4.2 hereof, its directors and officers, and any underwriter (as defined in the Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may be come subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

                 (b) Each holder of Registrable Securities included in a registration pursuant to the provision of Sections 4.1 or 4.2 hereof will indemnify and hold harmless the





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
Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or an controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such holder specifically for use in the preparation thereof.

                 (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 4.7 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnified party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnified party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for the legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action of (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.


                                   ARTICLE V

                             TERMS OF SUBSCRIPTION

         5.1 SUBSCRIPTION FOR UNITS. The subscription period will begin as of September 8, 1994 and will terminate at 11:59 PM Eastern time on October 31, 1994, unless earlier terminated by the Company and the Placement Agent or extended by the Company and the Placement Agent for up to an additional six (6) months (the "Termination Date"). The minimum subscription per subscriber shall be one Unit; provided, however, that smaller investments may be accepted at the discretion of the Placement Agent and the Company, all as more fully described in the Memorandum.

         5.2 PLACEMENT AGENT. Placement of the Units will be made by the Placement Agent, who will receive a placement fee as set forth in Article 6.2.

         5.3 ESCROW ACCOUNT. Pending the sale of the Units, all funds paid hereunder shall be deposited by the Company in escrow with the United States Trust Company of New York, 114 W. 47th Street, New York, New York. If the Company shall not have obtained subscriptions (including this subscription) for purchases of seven (7) Units on or before the Termination Date, then this subscription shall be void and all funds paid hereunder by the Subscriber, without interest, shall be promptly returned to the Subscriber, subject to
Section 5.5 hereof. If seven (7) Units are sold at or prior to the Termination Date, then all subscription proceeds shall be paid over to the Company within ten days thereafter. In such event, placements of additional Units may continue until the Termination Date, with subsequent releases of funds to be at the mutual consent of the Company and the Placement Agent.

         5.4 DELIVERY OF SECURITIES. The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement either to the residential or business address indicated on the signature page hereto or directly to the Subscriber's account maintained by the Placement Agent, if any. (If the Subscriber does not desire the securities to be delivered to such account, the Subscriber should delete this Section 5.4.)

         5.5 RETURN OF FUNDS. The Subscriber hereby authorizes and directs the Company to return any funds for unaccepted subscriptions to the same account from which the funds were drawn, including any customer account maintained with the Placement Agent.

                                   ARTICLE VI

                                 MISCELLANEOUS

         6.1 NOTICES. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its principal office at 1575 Delucchi Lane, Reno, Nevada 89502, Attention: President, and to the Subscriber at its address on the signature page of this Agreement, in each case, or to such other address as such party may designate in writing. Notices shall have been deemed to have been given on the date of mailing, except notices of change of address which shall have been deemed to have been given when received.

         6.2 PLACEMENT AGENT AGREEMENT AND RIGHTS. The Units are being sold on a "best efforts minimum/maximum" basis through the Placement Agent. The Company and the Placement Agent have entered into an agreement (the "Placement Agent Agreement") pursuant to which the Placement Agent is entitled to receive from the Company a cash fee equal to 10.0% of the gross proceeds from the sale of Units. The Placement Agent shall also receive a non-accountable expense allowance equal to 3% of the gross proceeds of sales of Units, of which $15,000 has already been paid by the Company. Additionally, the Placement Agent is entitled to receive warrants for the purchase of Series A Common Stock at the exercise price of $1.25 per share equal to 20% of the shares of Series A Common Stock sold through this Offering. In addition, the holders of the Series A Common Stock issuable upon exercise of the Placement Agent's Warrants will have certain demand and "piggyback" registration rights.

         6.3 COUNTERPARTS; ENTIRE AGREEMENT. This Agreement may be executed in counterparts. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Units. This Agreement and the Investor Questionnaire annexed hereto constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

         6.4 PUBLICITY AND INFORMATION. Each of the Company and the Subscriber shall maintain in confidence and shall not disseminate or disclose information concerning this Agreement or the Memorandum, the terms hereof and thereof and the transactions contemplated hereby or thereby, and any and all information concerning the Company, or any of its affiliates not otherwise available to the general public, except as otherwise required by law, rule, regulation or order of any nation, state, subdivision, agency or court thereof and except for press release or public announcements by the Company describing the transactions contemplated by the Memorandum.

         6.5 AMENDMENTS. This Agreement and the Investor Questionnaire annexed hereto may be modified or amended only by a writing signed by the parties hereto, and this

Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

         6.6 SURVIVAL. The representations and warranties of the Subscriber set forth herein shall survive the purchase and sale of the Units pursuant hereto.

         6.7 USE OF GENDER. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the applicable person or persons may require.

         6.8 GOVERNING LAW. This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof. This Agreement and the rights, powers and duties set forth herein shall be binding upon the Subscriber and the Company and their legal representatives, successors and assigns and shall inure to their benefit and the benefit of their respective successors and assigns.

         6.9 SEVERABILITY. The determination by a court of competent jurisdiction that any provision of this Agreement is invalid or unenforceable shall not offset any other provision of this Agreement, which shall remain in full force and effect.

                          INVESTOR NOTICES AND LEGENDS

                                BLUE SKY LEGENDS


ARKANSAS

         The undersigned hereby represents that his net worth set forth in the Private Placement Questionnaire is correct and that he is able to bear the economic risk of an investment in the Offering. The undersigned further represents that, at a minimum, such investment shall not exceed 20% of his net worth (alone or jointly with a spouse) at the time of purchase.

CONNECTICUT

         The undersigned acknowledges that the Securities have not been registered under the Connecticut Uniform Securities Act, as amended (the "Act") and are subject to restrictions on transferability and sale of securities as set forth herein. The undersigned hereby agrees that such Securities will not be transferred or sold without registration under the Act or exemption therefrom.

GEORGIA

         The undersigned hereby represents that he is acquiring the securities for investment for his own account and that he is aware that transferability and resale of the securities is restricted by state and federal law.

INDIANA

         The undersigned hereby represents that he is acquiring the Securities for his own investment and that he is aware that transferability and resale of the Securities is restricted by state and federal law.

MAINE

         The undersigned represents that he has (i) a net worth of $200,000 (exclusive of home, furnishings and automobiles); or (ii) a net worth of $50,000 (exclusive of home, furnishings and automobiles) and an annual income of $50,000 or more. The undersigned represents that he is purchasing the securities for his own account and not with a view to resale or distribution.

MICHIGAN

         The undersigned represents that he is acquiring the Securities for investment and hereby agrees not to resell or transfer such Securities without registration under the Michigan Securities Act, as amended, or exemption therefrom.

MISSOURI

         The undersigned acknowledges that the Securities have not been registered under the Missouri Uniform Securities Act, as amended (the "Act") and are subject to restrictions on transferability and sale of securities as set forth herein. The undersigned hereby acknowledges that such Securities may be disposed of only through a licensed broker-dealer. It is a felony to sell securities in violation of the Missouri Securities Act.

PENNSYLVANIA

         The undersigned hereby acknowledges that the Issuer is relying upon the exemption from registration of securities set forth in Section 203(d) of the Pennsylvania Securities Act of 1972, as amended (the "Pennsylvania Act"), in connection with the sale of the Securities to the undersigned.

         In accordance with the requirements of Section 203(d) of the Pennsylvania Act, the undersigned hereby agrees not to sell his Securities within twelve (12) months from the date of purchase. Additionally, each Pennsylvania resident who subscribes for any units has the right, pursuant to the Pennsylvania Act, to withdraw his subscription therefor without incurring any liability to the seller, underwriter (if any) or any other person, within two business days from the date of receipt by the issuer of his written binding contract of purchase, or in the case of a transaction in which there is no written binding contract or purchase, within two business days after he makes the initial payment for the securities being offered. To accomplish this withdrawal, a subscriber need only send a letter or telegram to the issuer at 1575 Delucchi Lane, Reno, Nevada 89502, Attn: President, indicating his intention to withdraw, such letter or telegram should be sent and postmarked prior to the end of the aforementioned second business day. It is prudent to send such letter by certified mail, return receipt requested, to have proof that it was mailed. If the request is made orally (in person or by telephone) to the issuer, a written confirmation that the request has been received should be requested.

SOUTH DAKOTA

         The undersigned hereby represents that he has either (i) a minimum net worth (exclusive of home, furnishings and automobiles) of $30,000 and a minimum annual gross income of $30,000 or (ii) a minimum net worth (exclusive of home, furnishings and automobiles) of $75,000. The undersigned further represents that if he is not an accredited investor or is an accredited investor solely by reason of his net worth, income or amount of investment, he shall not make an investment in the offering in excess of 20% of his net worth (exclusive of home, furnishings and automobiles).

TEXAS

         The undersigned hereby acknowledges that the Securities cannot be sold unless they are subsequently registered under the Securities Act of 1933, as amended, and the Texas Securities Act, or an exemption from registration is available. The undersigned further acknowledges that because the Securities are not readily transferable, he must bear the economic risk of his investment for an indefinite period of time.

              SIGNATURE PAGE INVESTORS WHO ARE NOT NATURAL PERSONS

         The Subscriber hereby elects to subscribe for _____ Units, at a purchase price per Unit of $100,000 for a total purchase price of $__________.

         IN WITNESS WHEREOF, the undersigned has caused its duly authorized officer/representative to execute this Subscription and Stock Purchase Agreement and to initial the Investor Questionnaire attached hereto as Schedule I, this ________ day of _________________, 1994.

PLEASE MAKE CHECKS PAYABLE TO "THE UNITED STATES TRUST COMPANY, SPECIAL ACCOUNT" RE: TELECHIPS CORPORATION



COMPANY                                        SUBSCRIBER(2)

Subscription Accepted:

Telechips Corporation

                                               -----------------------------
                                               (Print or Type Name of Entity)

By:_________________________________
                                               ----------------------------
                                               (Signature of Authorized
                                                Officer/Representative)
Title:_______________________________

                                               ---------------------------
                                               Print or Type Name and Title
                                               of Authorized
                                               Officer/Representative)

                                               ADDRESS:


                                               ----------------------------
                                               Street Number and Street


                                               ----------------------------
                                               City/State/Zip Code

                                               ----------------------------
                                               Telephone Number

                                               ----------------------------
                                               Social Security/Taxpayer
                                               Identification Number


_________________

       (2) If the Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgement signed by the appropriate party. The undersigned NASD member firm acknowledges receipt of the notice required by
Article 3, Section 28(a) and (b) of the Rules of Fair Practice.

_________________________________

Name of NASD Member Firm


By:______________________________
   Authorized Officer

                                                                     Exhibit 4.6

                                   SCHEDULE I

                      CONFIDENTIAL INVESTOR QUESTIONNAIRE

    THIS SECTION MUST BE COMPLETED BY ALL INVESTORS WHO ARE NATURAL PERSONS

ITEM 1.          ALL INVESTORS MUST INITIAL THE FOLLOWING LINE:

   [ ]           I understand that the representations contained in this
                 Schedule I qualifying me as an "Accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Act are made for the purpose of inducing a sale of securities to me. I hereby represent that the statement or statements initialed below are true and correct in all respects. I understand that a false representation may constitute a violation of law and that any person who suffers damage as a result of a false representation may have a claim against me for damages.


ITEM 2. ALL INVESTORS MUST INITIAL ANY OF THE FOLLOWING THREE STATEMENTS THAT APPLY TO THEM:

   [ ]                   (a)  I certify that I am an accredited investor
                 because I have an individual net worth, or my spouse and I have a combined net worth, in excess of $1,000,000. For purposes of this Investor Questionnaire, "net worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities.

   [ ]                   (b)  I certify that I am an accredited investor
                 because I have an individual annual income in excess of $200,000, or joint annual income with my spouse in excess of $300,000, in each of the two most recent years and I reasonably expect to have an individual annual income in excess of $200,000, or joint annual income with my spouse in excess of $300,000, for the current year. For purposes of this Investor Questionnaire, "income" means adjusted gross income, as reported for Federal income tax purposes, increased by the following amounts: (i) the amount of any tax exempt interest income received, (ii) the amount of losses claimed as a limited partner in a limited partnership and educated in arriving at adjusted gross income, (iii) any deduction claimed for depletion, (iv) deductible amounts contributed to an IRA or Keogh retirement plan and (v) alimony paid.

   [ ]                   (c)  I certify that I am an accredited investor
                 because I am either a director or an executive officer of the Company. For purposes of this Investor Questionnaire, an "executive officer" means the president, any vice president in charge of a principal business unit, division or function, or any other officer who performs a policy making function, or any other person who performs similar policy making functions for the Company.

                THIS SECTION MUST BE COMPLETED BY ALL INVESTORS
                         WHICH ARE NOT NATURAL PERSONS

ITEM 1. AN INVESTOR WHICH IS A NON-NATURAL PERSON MUST INITIAL EACH OF THE FOLLOWING STATEMENTS:

   [ ] The undersigned understands that the representations contained in this Schedule I qualifying me an accredited investor as that term is defined in Rule 501 of Regulation D promulgated under the Act are made for the purpose of inducing a sale of securities to it. The undersigned hereby represents that the statement or statements initialed below are true and correct in all respects. The undersigned understands that a false representation may constitute a violation of law and that any person who suffers damage as a result of a false representation may have a claim against it for damages.

ITEM 2. AN INVESTOR WHICH IS A NON-NATURAL PERSON MUST INITIAL ANY ONE OF THE FOLLOWING FIVE STATEMENTS THAT APPLY TO IT:

   [ ]                   (a)  The undersigned certifies that it is an
                 accredited investor because it is either (i) a bank as defined in Section 3(a)(2) of the Act, savings and loan association or other institution as defined in Section 3(a)(5)(a) of the Act whether acting in its individual or fiduciary capacity, (ii) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, (iii) an insurance company as defined in Section 2(13) of the Act, (iv) a investment company registered under the Investment Company Act of 1940 or a business development company as defined Section 2(a)(49) of such Act, (v) a small business investment company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958,
                 (vi) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000, or (vii) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if such investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

   [ ]                   (b)  The undersigned certifies that it is an
                 accredited investor because it is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

   [ ]                   (c)  The undersigned certifies that it is an
                 accredited investor because it is an organization described in
                 Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Units offered with total assets in excess of $5,000,000.

   [ ]                   (d)  The undersigned certifies that it is an
                 accredited investor because it is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

   [ ]                   (e)  The undersigned certifies that it is an
                 accredited investor because it is an entity in which all of the equity owners are accredited investors. Each such equity owner must also property complete and submit an Investor Questionnaire as if such equity owner was an investor. Such additional Questionnaires are available upon request from the Placement Agent.

ITEM 3.          NASD AFFILIATION:

   [ ]                   Are you an affiliate or associated person of any
                 member of the National Association of Securities Dealers, Inc., and if so, please specify the member and your position.


                 ___________________________________________
                 Member and Position





                                                      ----------------------
                                                      (Signature)





                                                      -----------------------
                                                      (Print or Type Name)